THIRD AMENDMENT TO CREDIT AGREEMENT


     THIS THIRD AMENDMENT TO CREDIT AGREEMENT (hereinafter, as it may be modified, amended or supplemented from time to time, called this "Amendment"), made and entered into as of January 22, 1999, by and among AVADO BRANDS, INC. f/k/a APPLE SOUTH, INC., a Georgia corporation ("Borrower"); the financial institutions from time to time party to the "Credit Agreement" defined and described below and identified as the "Banks" therein (collectively, the "Banks" or, individually, a "Bank"); and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, successor-by-merger to WACHOVIA BANK OF GEORGIA, NATIONAL ASSOCIATION, acting as agent for the Banks (Wachovia, when acting in such capacity, herein sometimes called the "Agent").

     WHEREAS, heretofore, Borrower, Banks and Agent made and entered into a certain Credit Agreement, dated as of April 1, 1998 (which, as amended, is called herein the "Credit Agreement"); and

     WHEREAS, Borrower, Banks and Agent have agreed to amend further the Credit Agreement in certain respects, as described more particularly below;

     NOW, THEREFORE, in consideration of the sum of TEN DOLLARS ($10.00), the foregoing premises, to induce Banks to amend the Credit Agreement and extend the credit provided for therein, and for other good and valuable consideration, the sufficiency and receipt of all of which are acknowledged, Banks, the Agent and Borrower agree as follows:

     1. DEFINITIONS, TERMS AND REFERENCES.

     1.1 Terms Incorporated by Reference. Capitalized terms used in this Amendment but not otherwise expressly defined herein shall have the same meanings as given to such terms in the Credit Agreement.

     1.2 Changed Terms.

     (a) The defined term "Applicable Margin," set forth in Section 1.1 of the Credit Agreement, shall be redefined, in its entirety, effective as of January 1, 1999, to read as follows:

     "Applicable Margin" means: (i) for any Base Rate Loan, zero percent (0%) per annum; and (ii) for any Euro-Dollar Rate Loan, two and one-fourth of one percent (2-1/4) per annum.

     (b) The defined term "Stockholders' Equity," set forth in Section 1.1 of the Credit Agreement, shall be redefined by adding thereto, at the end thereof, the following:

     In determining "Stockholders' Equity," however, the amount of any Equity Forward Contracts, pending settlement, shall be excluded therefrom.

     (c) The defined term "Total Funded Debt," set forth in Section 1.1 of the Credit Agreement, shall be redefined by adding thereto, at the end thereof, the following:

     In determining "Total Funded Debt," however, the amount of any Equity Forward Contracts, pending settlement, shall be excluded therefrom.

     1.3 New Terms. There shall be added to Section 1.1 of the Credit Agreement a new defined term, "Equity Forward Contract," to read as follows:

     "Equity Forward Contract" shall mean any contract, whether now or hereafter existing, whereby the Borrower or any of its Consolidated Subsidiaries agrees, directly or indirectly, to purchase Capital Stock of the Borrower on any future date at a fixed price.



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     2.  MINIMUM  STOCKHOLDERS'  EQUITY.  Effective  as of  September  27, 1998,
existing Section 5.4 of the Credit Agreement shall be deleted in its entirety, and the following revised Section 5.4 shall replace same:

     SECTION 5.4. Minimum Stockholders' Equity.

     Stockholders' Equity will at no time be less than the sum of (i) $210,000,000, beginning with the last day of the Fiscal Quarter ended closest to September 30, 1998.

     3. OTHER RESTAURANT CONCEPTS. Existing clause (xi) of Section 5.19 of the Credit Agreement shall be amended by deleting same, in its entirety, and replacing it with the following revised clause (xi):

     (xi) Other Restaurant Concepts. Make investments in other restaurant concepts, besides "Applebee's," so long as the total amount of all such investments made subsequent to the Closing Date does not exceed Twelve Million Five Hundred Thousand Dollars ($12,500,000).

     4. OTHER ADVANCES. Existing clause (xiii) to Section 5.19 of the Credit Agreement shall be amended by deleting same, in its entirety, and replacing it with the following revised clauses (xiii):

     (xiii) Other Advances. Make loans or advances to Affiliates, shareholders, directors, officers or employees, in addition to those described in clauses (i) through (xii) hereinabove, in an aggregate amount, as to all such loans and advances at any one time outstanding to all such Persons, not to exceed Twelve Million Dollars ($12,000,000), so long as, and provided that, (A) no Event of Default then exists and (B) each such loan or advance is repaid, in full, not later than two (2) years from the date of its disbursement.

     5. STOCK PURCHASES. There shall be added to Article 5, Covenants, the following additional Section 5.21:

     5.21 Stock Purchases, Etc. The Borrower will not, and will not permit any Consolidated Subsidiary of the Borrower, to purchase any Capital Stock of the Borrower, whether in a "spot" transaction, pursuant to an Equity Forward Contract or otherwise, except in respect of shares of Capital Stock which are subject to Equity Forward Contracts pending settlement as of December 31, 1998; nor will Borrower enter into, or permit any Consolidated Subsidiary to enter into, any Equity Forward Contract or amend or modify any Equity Forward Contract in effect on December 31, 1998 so as to increase the amount of, or price of, any shares of Capital Stock which are subject to Equity Forward Contracts pending settlement as of December 31, 1998.

     6. DEBT PREPAYMENTS. There shall also be added to Article 5, Covenants, the following additional Section 5.22:

     5.22 Prepayment of Senior Debt. The Borrower will not prepay, and will not permit any Consolidated Subsidiary to prepay, the principal amount of any of the Borrower's 9-3/4% Senior Notes, due 2006, heretofore issued by the Borrower in the aggregate principal amount of $125,000,000.

     7. EFFECTIVE DATE; CONDITIONS TO EFFECTIVENESS. Except as otherwise expressly set forth herein, all amendments to the Credit Agreement made herein shall become effective as of the date hereof; provided, however, that (a) the following shall have been executed and/or delivered to the Agent on or before such date, in form and substance satisfactory to the Banks, to-wit: (i) a Secretary's (or Assistant Secretary's) Certificate for the Borrower; and (ii) this Amendment; and (b) the fees prescribed in Section 9 below shall have been remitted to the Banks and the Agent.

     8. EFFECT OF AMENDMENT. Except as set forth expressly herein, all terms of the Credit Agreement, as amended hereby, and the other Loan Documents, shall be and remain in full force and effect and shall constitute the legal, valid,


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binding and  enforceable  obligations  of  Borrower  to Banks and Agent.  To the extent any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the Credit Agreement as modified and amended hereby. It is not intended by the parties that this Amendment constitute, and this Amendment shall not constitute, a novation or accord and satisfaction.

     9. AMENDMENT FEE. In consideration of, and to induce, their entry into this Amendment, the Borrower shall remit (i) to each of the Banks on the date hereof its share of an amendment fee of $50,000, each such Bank's share to be pro rata based on the amounts of its respective Commitment, and (ii) to Agent a fee in the amount described in Agent's supplemental fee letter of even date herewith, addressed to the Borrower.

     10. RESTATEMENT OF REPRESENTATIONS AND WARRANTIES. To induce Banks and Agent to enter into this Amendment (A) Borrower hereby restates and renews each and every representation and warranty heretofore made by it under, or in connection with, the execution and delivery of, the Credit Agreement; (B) Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement, as amended hereby, and in the Loan Documents, as amended hereby, and in the Loan Documents, effective as of the date hereof; and (C) Borrower hereby certifies that no Event of Default or Default Condition has occurred and is continuing.

     11. GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Georgia and all applicable federal laws of the United States of America.

     12. COSTS AND EXPENSES. Borrower agrees to pay all costs and expenses of Agent incurred in connection with the preparation, execution, delivery and enforcement of this Amendment and all other Loan Documents executed in connection herewith, including the reasonable fees and out-of-pocket expenses of Agent's counsel.

     13. LOAN DOCUMENT. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement, and be governed accordingly.

     IN WITNESS WHEREOF, Borrower, the Agent, and each Bank have set their hands as of the day and year first above written.

                            "BORROWER"

                            AVADO BRANDS, INC. f/k/a
                                APPLE SOUTH, INC.

                            By:_________________________________
                            Name:____________________________
                            Title:_____________________________

                            Attest:______________________________
                            Name:________________________
                            Title:_________________________

                            "BANKS"

                            WACHOVIA BANK, NATIONAL
                            ASSOCIATION, as the Agent and as a Bank

                            By:________________________________
                               W. Tompkins Rison, Vice President




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                            SUNTRUST BANK, ATLANTA

                            By:_________________________________
                            Name:____________________________
                            Title:_____________________________

                            By:_________________________________
                            Name:____________________________
                            Title:_____________________________

                            COOPERATIEVE CENTRALE
                            RAIFFEISEN-BOERENLEENBANK B.A.,
                            "RABOBANK NEDERLAND," NEW YORK BRANCH

                            By:_________________________________
                            Name:____________________________
                            Title:_____________________________

                            By:_________________________________
                            Name:____________________________
                            Title:_____________________________

                            BANKBOSTON, N.A.

                            By:_________________________________
                            Name:____________________________
                            Title:_____________________________

                            COMERICA BANK

                            By:_________________________________
                            Name:____________________________
                            Title:_____________________________












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